Exhibit 5.1

December 14, 2021

ESS Tech, Inc.

26440 SW Parkway Ave., Bldg. 83

Wilsonville, OR 97070

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by ESS Tech, Inc. (f/k/a ACON S2 Acquisition Corp.), a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of an aggregate of up to 23,067,286 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Shares include (i) 3,060,000 shares of Common Stock reserved for issuance pursuant to the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), (ii) 12,210,000 shares of Common Stock reserved for issuance pursuant to future awards under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), and (iii) 3,898,643 shares of Common Stock underlying options previously granted pursuant to the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”, and together with the 2021 ESPP and 2021 Plan, the “Plans”) (such shares in (i), (ii) and (iii), the “Primary Shares”). The Registration Statement also covers the registration for resale of up to 3,898,643 shares of Common Stock (the “Resale Shares”) that may be issued upon the exercise of certain awards previously granted pursuant to the 2014 Plan on behalf of the selling securityholders or their permitted transferees described in the prospectus included in the Registration Statement (the “Prospectus”).

We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all

ESS Tech, Inc.

December 14, 2021

documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Securities have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that (1) when the Primary Shares have been issued pursuant to the applicable provisions of the Plans, and pursuant to the agreements that accompany the Plans, and in accordance with the Registration Statement, such Shares will be validly issued, fully paid and nonassessable, and (2) when the Reoffer Shares have been issued pursuant to the provisions of the 2014 Plan and pursuant to the agreements that accompany the 2014 Plan, and in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation